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                                                                   EXHIBIT 1 (c)




                                  Salomon Inc

                                Notes, Series G
                 Due More Than Nine Months From Date of Issue

                   Form of Continuous Underwriting Agreement


                                    New York, New York
                                    ____________, 1994

Salomon Brothers Inc
Seven World Trade Center
New York, NY  10048

Ladies and Gentlemen:

          Salomon Inc, a Delaware corporation (the "Company"), proposes to sell
                                                    -------
to you, as underwriter (the "Underwriter"), from time to time certain of its
                             -----------
Notes, Series G (the "Notes"). As of the date hereof, the Company has authorized the issuance of up to $____________ aggregate public offering price of the Notes. It is understood that the Company may from time to time authorize the issuance and sale of additional amounts of the Notes and that such Notes may be purchased by you pursuant to the terms of this Agreement, all as though the issuance and sale of such Notes were authorized by the Company as of the date hereof. The Notes will be issued, and the terms thereof established, under and in accordance with an indenture dated as of December 1, 1988, as amended from time to time between the Company and Citibank, N.A., as trustee (the "Trustee")
                                                                      -------
(such indenture, as from time to time amended, the "Indenture"), and the Note
                                                    ---------
Administrative Procedures attached hereto as Exhibit A (the "Procedures").
                                                             ----------

          1.  Representations and Warranties.  The Company represents and
              ------------------------------
warrants to, and agrees with, the Underwriter as set forth below in this Section
1.  Certain terms used in this Section 1 are defined in paragraph (c) hereof.

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"). The Company has filed with
                                              ---
     the Securities and Exchange Commission (the "Commission") a registration
                                                  ----------
     statements on such Form (File Number: 33-_______), including a basic prospectus, which registration statements have become effective, for the registration under the Act of $__________ aggregate public offering price or purchase
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     price of debt securities (the "Securities") relating to the Notes.  The
                                    ----------
     Company may from time to time file with the Commission additional registration statements for the registration of additional amounts of Securities. At the time of the offer and sale of any Note pursuant to this Agreement, such Note shall be registered pursuant to an effective registration statement under the Act. Each registration statement under which Notes are offered or sold pursuant to this Agreement, as amended at the date of this Agreement and at the date of such offer and sale, meets and will meet the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and complies and will comply in all other material respects with said Rule. The Company has included and will include in each such registration statement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, supplements (each, a "Pricing Supplement") to the form of prospectus
                           ------------------
     included in each such registration statement, and each of such Pricing Supplements will specify, among other things, the interest rates, maturity dates and, if appropriate, other terms of the Notes sold pursuant hereto or of the offering thereof.

          (b) On the Effective Date, when any supplement to the Prospectus is filed with the Commission, at the Execution Time, on the Closing Date, as of the date of any Terms Agreement (as defined in Section 2 hereof) and at the date of delivery by the Company of any Notes sold hereunder (a

     "Settlement Date"), (i) the Registration Statement, as amended as of any
     ----------------
     such time, and the Prospectus, as supplemented as of any such time, and the Indenture complied and will comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Trust Indenture Act of 1939, as
                   ------------
     amended (the "Trust Indenture Act") and the respective rules and
                   -------------------
     regulations thereunder; (ii) the Registration Statement, as amended as of any such time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
     (iii) the Prospectus, as supplemented as of any such time, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading; provided, however, that the Company makes no representations or
                 --------  -------
     warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) (i) in that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act

                                       2
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     of the Trustee or (ii) in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) The following terms, when used in this Agreement, shall have the meanings indicated herein, unless otherwise required by context.

     "Effective Date" shall mean each date that the Registration Statement and
     ---------------
     any post-effective amendment or amendments thereto became or becomes effective and each date after the date hereof on which a document that is incorporated by reference in the Registration Statement is filed.

     "Execution Time" shall mean the date and time that this Agreement is
     ---------------
     executed and delivered by the parties hereto.  "Closing Date" shall mean
                                                     ------------
     the date that is the [eighth] business day subsequent to the Execution Time. "Basic Prospectus" shall mean the form of basic prospectus relating
             ----------------
     to the Notes that is a part of the Registration Statement at the Effective Date. "Prospectus" shall mean the Basic Prospectus as supplemented by each
             ----------
     Pricing Supplement.  "Registration Statement" shall mean, as of any date,
                           ----------------------
     each effective registration statement relating to the Securities pursuant to which Notes are or may then be offered and sold, including incorporated documents, exhibits and financial statements, as amended at such date. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference
     ---------       --------
     herein to the Registration Statement, the Basic Prospectus, the Pricing Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Pricing Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Pricing Supplement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Pricing Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference and (ii) with respect to the Registration Statement, the filing of any additional registration statement relating to Securities if Notes are to be offered or sold under such additional registration statement.

          2.  Purchase, Sale and Resale of the Notes.  (a)  Subject to the terms
              --------------------------------------
and conditions and in reliance upon the representations and warranties herein set forth, from time to time to the extent set forth in one or more supplemental agreements that shall be substantially in the form of Exhibit B

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hereto (each, a "Terms Agreement"), the Company agrees to sell to the
                 ---------------
Underwriter, and the Underwriter agrees to purchase from the Company, Notes in accordance with the terms and conditions herein and in the applicable Terms Agreement. Each Terms Agreement shall, among other things, (i) describe the Notes to be purchased by the Underwriter pursuant thereto and (ii) specifically state the principal amount of, the price to be paid to the Company for, the rate at which interest will be paid on, and the Settlement Date of, such Notes.

          (b) The Underwriter hereby agrees that it will not resell Notes purchased under Section 2(a) above except (i) to persons who are not brokers or dealers (as such terms are defined in Sections 3(a)(4) and (5) of the Exchange
Act) or other securities intermediaries or (ii) in accordance with the terms and provisions of, and pursuant to, a Master Selected Dealers Agreement (a "Dealers
                                                                        -------
Agreement"), substantially in the form of Exhibit C hereto, to dealers (the
- ---------
"Dealers") that have duly executed and delivered such a Dealers Agreement to the
- --------
Underwriter. The Underwriter will furnish to the Company a true and complete copy of the Dealers Agreement executed by any particular Dealer prior to any sale of Notes by the Underwriter to such Dealer hereunder.

          3.  Delivery and Payment.  Delivery of and payment for the Notes shall
              --------------------
be made in accordance with the Procedures.

          4.  Agreements.  The Company agrees with the Underwriter that:
              ----------

          (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes or (iii) a supplement relating to an offering of Securities other than the Notes), unless the Company has furnished you a copy for your review prior to filing, and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed therein and will provide evidence satisfactory to you of such filing. The Company will promptly advise you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become

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     effective, (iii) of any request by the Commission for any amendment of the
     Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for such purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance.

          (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to you copies of such documents. In addition, on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to you the information contained or to be contained in such announcement. The Company also will furnish to you copies of all press releases or announcements furnished to news or wire services and any other material press releases and announcements. The Company will immediately notify you of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate

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     the direction of the possible change, as soon as the Company learns of any such decrease or notice.

          (d) As soon as practicable, the Company will make generally available to its security holders and to you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of
     Section 11(a) of the Act and Rule 158 under the Act.

          (e) The Company will furnish to the Underwriter and its counsel, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or Dealer may be required by the Act, as many copies of the Basic Prospectus as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as you may designate (except that the Company will not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction), will maintain such qualifications in effect so long as required for the distribution of the Notes, will, if requested by you, arrange for the determination of the legality of the Notes for purchase by institutional investors and will pay the fee of the National Association of Securities Dealers, Inc. in connection with its review of the offering.

          (g) The Company will furnish to you such information, documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement, each of the Terms Agreements, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as you may reasonably request from time to time and at any time prior to the termination of this Agreement.

          (h) The Company will, whether or not any sale of Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement and each Terms Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement, each of the Terms Agreements and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements including, without limitation, fees of counsel incurred in compliance with Section 4(f) hereof, the fees and disbursements of the Trustee and the fees of any agency that rates the Notes and (ii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement.

          (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be a reconfirmation to you of the representations and warranties of the Company in Section 1(b) hereof.

          (j) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment relating to any offering of Securities other than the Notes or by a supplement providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other terms of any Notes) , upon request by the Underwriter, the Company will deliver or cause to be delivered promptly to you a certificate of the Company, signed by the Chairman of the Board or the Vice Chairman and the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(d) hereof but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

          (k) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other terms of any Notes or (iii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause
     (iii) above, in your reasonable judgment, such financial statements or other information are of such a nature that an opinion of counsel should be furnished), upon request by the Underwriter, the Company shall furnish or cause to be furnished promptly to you a written opinion of counsel of the Company satisfactory to you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to you, of the same tenor as the opinion referred to in
     Section 5(b) hereof but

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     modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

          (l) Each time that the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information, upon request by the Underwriter, the Company shall cause its independent public accountants promptly to furnish you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to you, of the same tenor as the letter referred to in Section 5(e) hereof with such changes as may be necessary to reflect the amended or supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter;

     provided, however, that, if the Registration Statement or the Prospectus is
     --------  -------
     amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to you, to the unaudited financial statements, the related section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in your reasonable judgment, such letter should cover other information or changes in specified financial statement line items.

          (m) The Company confirms as of the date hereof that it is, and during the term of this Agreement, will be in compliance with all provisions of
     Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure
                                                   -----------------------------
     of Doing Business with Cuba, and the Company further agrees that if it
     ---------------------------
     commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any

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     person or affiliate located in Cuba changes in any material way, the
     Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          5.  Conditions to the Obligations of the Underwriter.  The obligations
              ------------------------------------------------
of the Underwriter to purchase Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, on the Closing Date, when any supplement to the Prospectus is filed with the Commission and as of each Settlement Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Underwriter the opinion of Cravath, Swaine & Moore, counsel for the Company, and/or Arnold S. Olshin, secretary for the Company, dated the Closing Date, to the effect, in aggregate, that:

               (i)  each of the Company, Salomon Brothers Inc (the "Subsidiary")
                                                                    ----------
          has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Basic Prospectus;

               (ii) the Company's authorized equity capitalization is as set forth in the Basic Prospectus; and the Notes conform to the description thereof contained in the Basic Prospectus (subject to the insertion in the Notes of the maturity dates, the interest rates and other terms thereof which will be described in supplements to the Basic Prospectus as contemplated by the final sentence of Section 1(a) of this Agreement);

               (iii) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid

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          and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of such Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

               (iv) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Basic Prospectus; and the statements included or incorporated in the Basic Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

               (v) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Basic Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement at the Closing Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Basic Prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (vi) this Agreement has been duly authorized, executed and delivered by the Company;

               (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Notes as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained;

               (viii) neither the execution and delivery of the Indenture, the issue and sale of the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under, the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

               (ix) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of New York and Delaware or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriter and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the date such opinion is rendered.

          (c) You shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to you a certificate of the Company, signed by the Chairman of the Board or the Vice Chairman and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as of the Closing Date as a condition to the obligation of the Underwriter to purchase Notes;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (e) At the Closing Date, Arthur Andersen & Co. shall have furnished to you a letter or letters (which may refer to letters previously delivered to the Underwriter), dated as of the Closing Date, in form and substance satisfactory to the Underwriter, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion the audited financial statements, financial statement schedules and pro forma financial statements, if any, included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committees of the Company and the Subsidiary; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated in the Prospectus, nothing came to their attention which caused them to believe that:

                    (1) any unaudited financial statements included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                    (2) with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, included or incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the consolidated long-term debt or capital stock of the Company and its subsidiaries or decreases in the stockholders' equity of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the

               Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in total or per share amounts of earnings before income taxes or of net earnings of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by you; or

                    (3) the amounts included in any unaudited "capsule" information included or incorporated in the Registration Statement and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information included or incorporated in Items 1, 2, 6 and 7 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, and the information included under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

               (iv) if unaudited pro forma financial statements are included or incorporated in the Registration Statement and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and the acquired company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

               References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

          (f) Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, documents, certificates and opinions of counsel as the Underwriter may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all of the obligations of the Underwriter hereunder may be cancelled at any time by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          The documents required to be delivered by this Section 5 shall be delivered at the office of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriter, at One Liberty Plaza, New York, New York, at 11:00 a.m., New York City time, on the Closing Date.

          6.  Reimbursement of Underwriters' Expenses.  If the sale of the Notes
              ---------------------------------------
provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 8 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Notes.

          7.  Indemnification and Contribution.  (a)  The Company agrees to
              --------------------------------
indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who sign the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the indemnity provided for in
Section 7(a) from the Company to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by the Underwriter specifically for inclusion in the documents referred to in the indemnity provided for in Section 7(a). This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last two paragraphs of the cover page, and under the heading "Plan of Distribution", in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the documents referred to in the indemnity provided for in Section 7(a), and you, as the Underwriter, confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or
(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to
                  --------  -------
the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively "Losses") to which the Company and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriter from the offering of the Securities; provided, however, that in no case shall the Underwriter (except as may be
- --------  -------
provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriter in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriter. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          8.  Termination.  (a)  This Agreement will continue in effect until
              -----------
terminated as provided in this Section 8. This Agreement may be terminated by either the Company or the Underwriter giving written notice of such termination to the other party hereto. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Section 4(h), Section 7 and Section 9 hereof.

          (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of any payment for Notes to be purchased thereunder, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets or the United States is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated in the Prospectus.

          9.  Representations and Indemnities to Survive.  The respective
              ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(g) and 7 hereof shall survive the termination or cancellation of this Agreement.

          10.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to Salomon Brothers Inc at Seven World Trade Center, New York, New York 10048, Attention of the Legal Department; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Seven World Trade Center, New York, New York 10048, Attention of the Secretary.

          11.  Successors.  This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

          12.  Applicable Law.  This Agreement will be governed by and construed
               --------------
in accordance with the laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriter.


                                Very truly yours,

                                Salomon Inc


                                By:_________________________
                                Name:
                                Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date hereof.

Salomon Brothers Inc


By:________________________
Name:
Title:

                                                                       EXHIBIT A


                                  SALOMON INC

                         Note Administrative Procedures
                         ------------------------------
                              _____________, 1994


          The Notes, Series G (the "Notes") of Salomon Inc (the "Company") are
                                    -----                        -------
being offered on a continuous basis. The Notes are being sold to Salomon Brothers Inc (the "Underwriter") pursuant to a Continuous Underwriting Agreement
                   -----------
between the Company and the Underwriter dated as of the date hereof (the

"Underwriting Agreement") and one or more terms agreements substantially in the
- -----------------------
form attached to the Underwriting Agreement as Exhibit B (each, a "Terms
                                                                   -----
Agreement").  The Notes are being resold by the Underwriter to (i) customers of
- ---------
the Underwriter or (ii) selected broker-dealers for distribution to their customers pursuant to Master Selected Dealers Agreements (each, a "Dealers
                                                                   -------
Agreement") substantially in the form attached to the Underwriting Agreement as
- ---------
Exhibit C. The Notes have been registered with the Securities and Exchange Commission (the "Commission") and will be issued under an indenture dated as of
                 ----------
December 1, 1988, as amended from time to time between the Company and Citibank, N.A., as trustee (the "Trustee") (such indenture, as amended from time to time,
                       -------
the "Indenture").  Terms used herein but not defined shall have the meanings
     ---------
assigned to them in the Indenture, unless otherwise required by the context.
The Notes will constitute part of the senior debt of the Company and will rank equally with all other unsecured and unsubordinated debt of the Company.

          The Notes will be issued only in fully registered form without coupons, and each tranche of the Notes (a "Tranche") will have the annual
                                           -------
interest rate, maturity and other terms set forth in a Pricing Supplement (as
defined in the Underwriting Agreement).   Each Tranche will be represented by
(i) one or more global certificates (each, a "Global Certificate") without
                                              ------------------
coupons registered in the name of the nominee of the depositary, The Depository Trust Company, or any successor depositary selected by the Company ("DTC", which
                                                                     ---
term, as used herein, includes any successor depositary selected by the Company), each Global Certificate representing up to $150,000,000 principal amount of all such Notes that have the same interest rate and Stated Maturity or
(ii) one or more certificates ("Individual Certificates") registered in the name
                                -----------------------
of, and delivered to, the Holder thereof or a Person designated by such Holder. Each Global Certificate representing all or part of a Tranche will be delivered to the Trustee, as custodian for DTC, and each of the Notes in such Tranche (a

"Book-Entry Note") will be recorded in the book-entry system maintained by DTC.
- ----------------
An owner of a

Book-Entry Note will not be entitled to receive a certificate representing such Note except in the circumstances described in the Prospectus (as defined in the Underwriting Agreement).

          Administrative procedures to be followed in connection with, and certain specific terms of, the offering of Notes for sale by the Underwriter and the sale as a result thereof by the Company are stated below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in
Part I hereof, and notes represented by Individual Certificates ("Certificated
                                                                  ------------
Notes") will be issued in accordance with the administrative procedures set
- -----
forth in Part II hereof. The Company will advise the Underwriter and the Trustee in writing of those persons handling administrative responsibilities with whom the Underwriter and the Trustee are to communicate regarding orders to purchase Notes and the details of their delivery. To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture or the Underwriting Agreement, the relevant provisions of the Notes, the Indenture and the Underwriting Agreement shall control.


     PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

Procedure for       The Company and the Underwriter will
- -------------       discuss from time to time the aggregate
Rate Setting        principal amount and maturities of, and the interest rates
- ------------        to be borne by, each Tranche of Book-Entry Notes that may
and Posting:        be purchased by the Underwriter.
- -----------
                    If the Company decides to set aggregate principal amounts
                    and maturities of, and rates to be borne by, any Tranche to be purchased by the Underwriter (the setting of such
                    amounts, maturities and rates by the Company to be referred to herein as a "Posting"), or if the Company decides to
                                    -------
                    change amounts, maturities or rates previously posted, the Company will promptly advise the Underwriter of the amounts, maturities and rates to be posted.

Offering of Notes:  In the event that there is a Posting, the Underwriter will
- -----------------   communicate the aggregate principal amount and maturities
                    of, and the interest rates to be borne by, each Tranche that is the subject of the Posting to each of the broker-dealers (the "Dealers") that has entered into a Dealers Agreement
                          -------
                    with the Underwriter and, pursuant to such Dealers

                    Agreement, will solicit offers to purchase the Notes in the Tranche from the Dealers.

Purchase of         The Underwriter will, no later
- -----------         than 10 A.M.  (New York City time) on
Notes by            the third day subsequent to the day on which such Posting
- --------            occurs, or if such third day is not a day on which
the Underwriter:    commercial banks in New York City are not required or
- ---------------     authorized to be closed (such a day, a "Business Day", on
                                                            ------------
                    the next succeeding Business Day, or on such later Business
                    Day and time as shall be mutually agreed upon by the Company and the Underwriter (any such day, a "Trade Date"), (i)
                                                          ----------
                    complete, execute and deliver to the Company a Terms
                    Agreement that sets forth, among other things, the amount of each Tranche that the Underwriter is offering to purchase or
                    (ii) inform the Company that none of the Notes of a particular Tranche will be purchased by the Underwriter.
                    Immediately upon receipt of a completed and executed Terms
                    Agreement from the Underwriter, the Company will (i) execute and deliver such Terms Agreement to the Underwriter or (ii) inform the Underwriter that its offer to purchase the Notes of a particular Tranche has been rejected.




Preparation of      If any offer by the Underwriter to purchase
- --------------      Notes is accepted by or on behalf of the
Pricing             Company, the Company, with the approval of the Underwriter,
- -------             will prepare a Pricing Supplement reflecting the terms of
Supplement:         each Tranche and will arrange to have ten copies thereof
- ----------          filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), and will supply one copy of such Pricing Supplement to the Underwriter and to the Trustee.
                    The Underwriter will deliver, or will cause to be delivered, copies of the applicable Pricing Supplement to (i) each of the Dealers that purchased such Notes pursuant to a Dealers
                    Agreement in sufficient amounts so that a copy of the applicable Pricing Supplement can be delivered to each such Dealer and each purchaser of Notes from such Dealer and (ii) each purchaser of Notes from the Underwriter (other than such Dealers).

                    In each instance that a Pricing Supplement is prepared, the Underwriter will affix, or will cause to be affixed, copies of the Pricing Supplement to the Basic Prospectus prior to its distribution to purchasers of the Notes from the Underwriter (other than Dealers that are purchasers of Notes from the Underwriter with a view to their distribution pursuant to a Dealers Agreement) and will be responsible for determining that such Dealers have sufficient copies of the most current version of the Pricing Supplements and the related Basic Prospectus to deliver copies of such Pricing Supplement attached to the Basic Prospectus to every purchaser of the Notes, as appropriate. The Underwriter and the Dealers will destroy any Pricing Supplements, and any Basic Prospectuses to which they are attached (other than those retained for files), that remain in their possession after Pricing Supplements have been delivered to the purchasers of Notes.

Delivery of         A copy of the Basic Prospectus and a
- -----------         Pricing Supplement relating to a Book-Entry Note must
Prospectus:         accompany or precede any written offer of such Note,
- -----------         confirmation of the purchase of such Note and payment for
                    such Note by its purchaser (other than the Underwriter or a Dealer). The Underwriter and the Dealers will deliver a Basic Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by any of them, along with a confirmation of sale, to each purchaser on the day immediately following the Trade Date. The Trustee will make such delivery if such Note is sold directly by the Company to a purchaser (other than the Underwriter).


Issuance:           On the Settlement Date (as defined in the Underwriting
- --------            Agreement) for each Tranche sold pursuant to the
                    Underwriting Agreement, the Company will cause the Trustee to issue one or more Global Certificates. Each Global
                    Certificate will be dated and issued as of the date of its authentication by the Trustee.


Registration:       Each Global Certificate will be registered in the name of
- ------------        CEDE & CO., as nominee for DTC, on the Security Register.
                    The beneficial
                    owner of a Book-Entry Note (or an indirect participant in
                    DTC designated by such owner) will designate a participant in DTC (with respect to such Note, the "Participant") to act
                                                            -----------
                    as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by the Participant, a credit balance indicating that the Participant is the record holder of the Note. The ownership interest of the beneficial owner in such Note will be recorded through the records of the Participant or through the separate records of the Participant and an indirect participant in DTC.

Denominations:      Book-Entry Notes will be issued in principal amounts of
- -------------       $5,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Certificates will be denominated in principal amounts not in excess of $150,000,000. If a Tranche having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Certificate, then one Global
                    Certificate will be authenticated and issued to represent each $150,000,000 principal amount of such Tranche and an additional Global Certificate will be authenticated and issued to represent any remaining principal amount of such Tranche.


Settlement:         The receipt by the Company of immediately available funds in
- ----------          payment for a Tranche and the authentication and issuance of the Global Certificate(s) representing such Tranche shall
                    constitute "Settlement" with respect to the Notes
                                ----------
                    constituting such Tranche. The Settlement Date with respect to any purchase of Book-Entry Notes from the Company by the Underwriter will be a date on or before the fifth Business
                    Day next succeeding the Trade Date, unless otherwise agreed by the Underwriter and the Company and specified in the applicable Terms Agreement.


Settlement          The following Settlement Procedures will
- ----------          be performed by the Company, the Trustee, the Underwriter
Procedures:         and each of the Dealers with regard to each Tranche of Book-
- ----------          Entry Notes issued by the Company on a Trade Date:

               A. The Underwriter will advise the Company in writing of the following settlement information:

                    1.  Aggregate principal amount.
                    2.  Stated maturity.
                    3.  Interest rate.
                    4.  Monthly, quarterly or semi-annual interest payments.
                    5.  Settlement date.
                    6.  Underwriter's price.
                    7.  Dealers' selling concession.
                    8.  Any other terms necessary to describe the relevant
                        Tranche.

               B. The Company will advise the Trustee by telephone (confirmed in writing at any time on the same date) or electronic transmission (i) of the information set forth in Settlement Procedure "A" above and (ii) that the Notes are Book-Entry Notes.

               C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Underwriter and Standard & Poor's Corporation:

                    1.  The information set forth in Settlement Procedure "A".
                    2. Initial Interest Payment Date for such Tranche of Notes, number of days by which such date succeeds the related Regular Record Date and amount of interest payable on such Interest Payment Date.
                    3. CUSIP number of the Global Certificate(s) representing such Tranche of Notes.
                    4. Whether such Global Certificate(s) will represent any other Tranche of Book-Entry Notes (to the extent known at such time).

               D. The Trustee will complete the Global Certificate(s) representing such Tranche.

               E. The Trustee will authenticate the Global Certificate(s) representing such Tranche.

               F. DTC will credit such Tranche to the Trustee's participant account at DTC.

               G. The Trustee will enter a Same-Day Funds Settlement System ("SDFS") deliver order
                    ------
                    through DTC's Participant Terminal System instructing DTC to
                    (i) debit such Tranche to the Trustee's participant account and credit the Notes belonging to such Tranche to the Underwriter's participant account and (ii) debit the Underwriter's settlement account and credit the Trustee's settlement account for an amount equal to the aggregate principal amount of such Notes, less the underwriting discount. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Certificate(s) representing such Book-Entry Notes has or have been issued and authenticated and (ii) the Trustee is holding such Global Certificate(s) pursuant to the Medium-Term Notes Certificate Agreement dated October 31, 1988 between the Trustee and DTC.

               H. The Underwriter will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit Notes received from the Trustee pursuant to settlement procedure "G" above to the Underwriter's participant account and to credit such Notes to the participant accounts of Participants that (A) will hold such Notes as Dealers that purchased the Notes from the Underwriter pursuant to a Dealers Agreement or as representatives of such Dealers or
                    (B) will hold the Notes on behalf of a purchaser of the Notes from the Underwriter (other than such Dealers), (ii) in the case of Participants that will hold the Notes as described in (A) above, to debit the settlement accounts of such Participants and credit the settlement account of the Underwriter for an amount equal to the aggregate principal amount of such Notes, less the applicable selling concession, and, (iii) in the case of Participants that will hold the Notes as described in (B) above, to debit the settlement accounts of such Participants and credit the settlement account of the Underwriter for an amount equal to the aggregate principal amount of such Notes.

               I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

               J. The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "G".

Settlement          Settlement Procedures "A" through "J" set
- ----------          forth above shall be completed as soon as
Procedures          possible but not later than the respective times (New York
- ----------          City time) set forth below:
Timetable:
- ---------


                        Settlement
                        Procedure        Time
                        ---------        ----

                           A             11:00 A.M. on the Trade date

                           B             12:00 Noon on the Trade date

                           C             2:00 P.M. on the Business Day before
                                         Settlement Date

                           D             3:00 P.M. on Business Day before
                                         Settlement Date

                           E             9:00 A.M. on Settlement Date

                           F             10:00 A.M. on Settlement Date

                           G-H           2:00 P.M. on Settlement Date

                           I             4:45 P.M. on Settlement Date

                           J             5:00 P.M. on Settlement Date

                    Settlement Procedure "I" is subject to extension in accordance with the events specified in SDFS operating procedures in effect on the Settlement Date.

                    If Settlement of a Tranche of Book-Entry Notes is rescheduled or cancelled, the

                    Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled Settlement Date.

Trustee Not to      Nothing herein shall be deemed to require
- --------------      the Trustee to risk or expend its own funds in connection
Risk Funds:         with any payment to the Company, or the Underwriter or any
- ----------          Dealer, it being understood by all parties that payments
                    made by the Trustee to the Company or the Underwriter shall be made only to the extent that funds are provided to such Trustee for such purpose.


Authenticity of     The Company will cause the Trustee to
- ---------------     furnish the Underwriter from time to time with specimen
Signatures:         signatures of the Trustee's officers, employees or agents
- ----------          who have been authorized by the Trustee to authenticate
                    Global Certificates, but the Underwriter will not have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Global Certificate.



     PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

          The Trustee will serve as registrar and transfer agent in connection with the Certificated Notes.

Procedure for       The Company and the Underwriter will discuss from time
- -------------       to time the aggregate principal amount and maturities
Rate Setting        of, and the interest rates to be borne by, each
- ------------        Tranche of Certificated Notes that may be purchased
and Posting:        by the Underwriter.  If the Company decides to set
- -----------         aggregate principal amounts and maturities of, and rates
                    to be borne by, any Tranche to be purchased by the
                    Underwriter (the setting of such amounts, maturities and
                    rates to be referred to herein as "Posting"), or if the
                                                       -------
                    Company decides to change amounts, maturities or rates previously posted, the Company will promptly advise the Underwriter of the amounts, maturities and rates to be posted.

Offering of Notes:  In the event that there is a Posting, the Underwriter will
- -----------------   communicate the aggregate principal amount and maturities
                    of, and the interest rates to be borne by, each Tranche of Certificated Notes that is the subject of the Posting to each of the broker-dealers (the "Dealers") that have entered into a Dealers Agreement with the Underwriter and, pursuant to such Dealers Agreement, will solicit offers to purchase the Notes in the Tranche from the Dealers.


Purchase of         The Underwriter will, no later than 10 A.M.
- -----------         (New York City time) on the third Business
Notes by the        Day subsequent to the day on which such Posting occurs, or
- ------------        if such third day is not a Business Day, on the next
Underwriter:        succeeding Business Day, or on such later day and time as
- -----------         shall be mutually agreed upon by the Company and the
                    Underwriter (any such day a "Trade Date"), (i) complete,
                                                 ----------
                    execute and deliver a Terms Agreement that sets forth, among other things, the amount of each Tranche that the Underwriter is offering to purchase or (ii) inform the Company that none of the Notes of a particular Tranche will be purchased by the Underwriter. Immediately upon receipt of a completed and executed Terms Agreement from the Underwriter, the Company will (i) execute and deliver such Terms Agreement to the Underwriter or (ii) inform the Underwriter that its offer to purchase the Notes of a particular Tranche has been rejected.




Preparation of      If any offer by the Underwriter to
- --------------      purchase Notes is accepted by or on
Pricing             behalf of the Company, the Company, with the approval of the
- -------             Underwriter, will prepare a Pricing Supplement reflecting
Supplement:         the terms of each Tranche and will arrange to have ten
- ----------          copies thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities
                    Act of 1933, as amended (the "Act") and will supply one copy of such Pricing Supplement to the Underwriter and to the Trustee. The Underwriter will deliver, or will cause to be delivered copies of the applicable Pricing Supplement to (i) each of the Dealers that purchased such Notes pursuant to a Dealers Agreement in sufficient amounts so that a copy of the Pricing Supplement can be delivered to each such Dealer and each purchaser of Notes from such Dealer and (ii) each purchaser of Notes from the Underwriter (other than such Dealers).

                    In each instance that a Pricing Supplement is prepared, the Underwriter will affix, or will cause to be affixed, copies of the Pricing Supplement to the Basic Prospectus prior to their distribution to purchasers of the Notes from the Underwriter (other than Dealers that are purchasing Notes from the Underwriter with a view to their distribution pursuant to a Dealers Agreement) and will be responsible for determining that such Dealers have sufficient copies of the most current version of the Pricing Supplements and the related Basic Prospectuses to deliver copies of such Pricing Supplement attached to the Basic Prospectus to every purchaser of the Notes, as appropriate. The Underwriter and the Dealers will destroy any Pricing Supplements, and any Basic Prospectuses to which they are attached (other than those retained for files), that remain in their possession after Pricing Supplements have been delivered to the purchasers of Notes.

Delivery of         A copy of the Basic Prospectus and a Pricing
- -----------         Supplement relating to a Certificated Note must accompany or
Prospectus:         precede any written offer of such Note, confirmation of the
- ----------          purchase of such Note and payment for such Note by its
                    purchaser (other than the Underwriter or a Dealer).  The
                    Underwriter and the Dealers will deliver a Basic Prospectus and Pricing Supplement as herein described with respect to each Certificated Note sold by any of them, along with a confirmation of sale, to each purchaser on the Business Day immediately following the Trade Date. The Trustee will make such delivery if such Note is sold directly by the Company to a purchaser (other than the Underwriter).



Issuance:           On the Settlement Date (as defined in the Underwriting
- --------            Agreement) for each Tranche sold pursuant to the
                    Underwriting Agreement, the Company will cause the Trustee to issue Individual Certificates representing the Notes in the Tranche. Each Individual Certificate will be dated and issued as of the date of its authentication by the Trustee.

Registration:       Certificated Notes will be issued only in fully registered
- ------------        form without coupons.


Denominations:      The denomination of any Certificated Note will be a minimum
- -------------       of $5,000 or any amount in excess thereof that is an
                    integral multiple of $1,000.


Settlement:         The Settlement Date with respect to any purchase of
- ----------          Certificated Notes from the Company by the Underwriter will be a date on or before the fifth day that is a Business Day next succeeding the Trade Date, unless otherwise agreed by the Underwriter and the Company and specified in the applicable Terms Agreement. The Company will instruct the Trustee to effect delivery of Certificated Notes no later than 3:00 P.M., New York City time, on the Settlement Date to the Underwriter.


Settlement          The following Settlement Procedures will
- ----------          be performed by the Company, the Trustee, the Underwriter
Procedures:         and each of the Dealers with regard to each Tranche of
- ----------          Certificated Notes issued by the Company on a Trade Date:



                    A. The Underwriter will advise the Company in writing of the following settlement information:

                        1.  Aggregate principal amount.
                        2.  Stated maturity.
                        3.  Interest rate.
                        4.  Monthly, quarterly or semi-annual interest payments.
                        5.  Settlement date.
                        6.  Underwriter's price.
                        7.  Dealers' selling concession.
                        8. Any other terms necessary to describe the relevant Tranche.

                    B. The Company will advise the Trustee by telephone (confirmed in writing at any time on the same date) or electronic transmission (i) of the information set forth in Settlement Procedure "A" above and (ii) that the Notes are Certificated Notes.

                    C. The Trustee will complete the Individual Certificates representing such Tranche.

                    D. The Trustee will authenticate the Individual Certificates representing such Tranche.

                    E. Delivery of each Certificated Note by the Trustee will be made when the Trustee receives notice from the Company that it has received payment from the Underwriter of an amount in immediately available funds equal to the face value of such Certificated Note less the Underwriter's discount.

Settlement          Settlement Procedures "A" through "E" set
- ----------          forth above shall be completed as soon as
Procedures          possible but not later than the respective times (New York
- ----------          City time) set forth below:
Timetable:
- ---------
                        Settlement
                        Procedure             Time
                        ---------             ----

                           A-B                3:00 P.M.  on Business Day before
                                              Settlement Date

                           C-D                2:15 P.M.  on Settlement Date

                            E                 3:00 P.M.  on Settlement Date

Trustee Not to      Nothing herein shall be deemed to require
- --------------      the Trustee to risk or expend its own funds in connection
Risk Funds:         with any payment to the Company, or the Underwriter or any
- ----------          Dealer, it being understood by all parties that payments
                    made by the Trustee to the Company or the Underwriter shall be made only to the extent that funds are provided to such Trustee for such purpose.


Authenticity of     The Company will cause the Trustee to
- ---------------     furnish the Underwriter from time to time with specimen
Signatures:         signatures of the Trustee's officers, employees or agents
- ----------          who have been authorized by the Trustee to authenticate
                    Certificated Notes, but the Underwriter will not have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Certificated
                    Note.

                                                            EXHIBIT B


                              Salomon Brothers Inc

                                Notes, Series C
                            FORM OF TERMS AGREEMENT

Salomon Inc
Seven World Trade Center
New York, New York  10048

Attention:

          Subject in all respects to the terms and conditions of the Underwriting Agreement (the "Agreement") dated ____________, 1994 between
                             ---------
Salomon Brothers Inc and you, the undersigned agrees to purchase the following Notes of Salomon Inc. Terms used but not defined herein shall have the meanings assigned to such terms in the Agreement:

          Principal Amount:
          Interest Rate:
          Monthly, Quarterly or Semi-annual Interest Payments:
          Stated Maturity:
          Price to Public:
          Purchase Price:
          Settlement Date and Time:
          Survivor's Option:
          Form:  (If Certificated Notes)
          Place of Delivery:  (If Certificated Notes)


                        Salomon Brothers Inc



                        By:____________________________
                        Name:
                        Title:

Accepted [                at 10 A.M.]:

Salomon Inc


By:______________________
Name:
Title:

                                                            EXHIBIT C


                        Salomon Brothers Inc Letterhead



                    Form of Master Selected Dealer Agreement
                    ----------------------------------------


[Name of Dealer]
[Dealer's Address]

Dear Sirs:

          In connection with public offerings of securities after the date hereof for which we are acting as manager of an underwriting syndicate or are otherwise responsible for the distribution of securities to the public by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

          1.  Applicability of this Agreement.  The terms and conditions of this
              -------------------------------
Agreement shall be applicable to any public offering of securities ("Securities"), pursuant to a registration statement filed under the Securities
  ----------
Act of 1933 (the "Securities Act"), or exempt from registration thereunder
                  --------------
(other than a public offering of Securities effected wholly outside the United States of America), wherein Salomon Brothers Inc (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers ("Selected Dealers") and has expressly informed you that such
                   ----------------
terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an "Offering". In the case of
                                                   --------
any Offering where we are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement
                     ------------
shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.

          2.  Conditions of Offering; Acceptance and Purchases.  Any Offering
              ------------------------------------------------
will be subject to delivery of the Securities and their acceptance by us and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by telegram, telex or other form of written communication ("Written
                                                                -------
Communication", which term, in the case of any Offering described in Section
- -------------
3(a) or 3(b) hereof, may include a prospectus or offering circular) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in
Section 3(c) hereof) of any Offering in which you are invited to participate.
To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048 (Telecopy: (212) 783-4120). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day's prior notice to you, by certified or official bank check, in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in New York Clearing House funds to the order of Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

          3.  Representations, Warranties and Agreements.
              ------------------------------------------

          (a)  Registered Offerings.  In the case of any Offering of Securities
               --------------------
that are registered under the Securities Act ("Registered Offering"), we shall
                                               -------------------
provide you with such number of copies of each preliminary prospectus and of the final prospectus relating thereto as you may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable rules and regulations of the Securities and
 ------------
Exchange Commission thereunder. You represent and warrant that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith.
You agree to make a record of your distribution of each preliminary prospectus and, when furnished with copies of any revised preliminary prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a preliminary prospectus. You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.

          (b)  Offerings Pursuant to Offering Circular.  In the case of any
               ---------------------------------------
Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, we shall provide you with such number of copies of each preliminary offering circular and of the final offering circular relating thereto as you may reasonably request. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

          (c)  Offer and Sale to the Public.  With respect to any Offering of
               ----------------------------
Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the "Public
                                                                          ------
Offering Price", the "Concession" and the "Reallowance".  With respect to each
- --------------        ----------           -----------
Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 4 hereof, you agree to offer Securities to the public only at the Public Offering Price, except that if a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in connection with distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by section 24(c) of Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD") and who are either members in good standing of the NASD or
           ----
foreign banks, dealers or institutions not eligible for membership in the NASD who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 3(e) hereof.

          (d)  Over-allotment; Stabilization; Unsold Allotments.  We may, with
               ------------------------------------------------
respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession.
If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker's commissions or dealer's mark-up, if any, paid in connection with such purchase or contract to purchase.

          (e)  NASD.  You represent and warrant that you are actually engaged in
               ----
the investment banking or securities business and either a member in good standing of the NASD or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the NASD's interpretation with respect to free riding and withholding. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the NASD's interpretation with respect to review of corporate financing as such requirements relate to such Offering.

          You agree that, in connection with any purchase or sale of the Securities wherein a selling concession, discount or other allowance is received or granted, (1) you will comply with the provisions of section 24 of Article III of the NASD's Rules of Fair Practice and (2) if you are a non-NASD member broker or dealer in a foreign country, you will also comply (a) as though you were an NASD member, with the provision of sections 8 and 36 thereof and (b) with section 25 thereof as that section applies to a non-NASD member broker or dealer in a foreign country.

          You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

          (f)  Relationship among Underwriters and Selected Dealers.  We may buy
               ----------------------------------------------------
Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. You are not authorized to act as agent for us, any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

          (g)  Blue Sky Laws.  Upon application to us, we shall inform you as to
               -------------
any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.


          (h)  Compliance with Law.  You agree that in selling Securities
               -------------------
pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable laws, rules and regulations specified in Section 3(b) hereof.

          4.  Termination, Supplements and Amendments.  This Agreement shall
              ---------------------------------------
continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in
Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

          5.  Successors and Assigns.  This Agreement shall be binding on, and
              ----------------------
inure to the benefit of, the parties hereto and other persons specified in
Section 1 hereof, and the respective successors and assigns of each of them.

          6.  Governing Law.  This Agreement and the terms and conditions set
              -------------
forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.

          Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to

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

an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgement that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

                            Very truly yours,

                            Salomon Brothers Inc



                            By:_________________________
                            Name:
                            Title:



CONFIRMED:........................., 19....

...........................................
               (Name of Dealer)

By:........................................
          (Sign name and print title)


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